Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-81172, Form S-3 No. 33-88008, Form S-3 No. 33-62851, Form S-3
No. 333-01485,  Form S-3 No. 333-20097, Form S-8 No. 333-12949, and Form S-4 No.
333-17817) and related Prospectuses of our report dated March 18, 1997, with respect to the financial statements of National Energy Group, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.


                                                            ERNST & YOUNG LLP


Dallas, Texas
March 28, 1997